Exhibit 99.1

Twist Bioscience Reports Fiscal Third Quarter 2022 Financial Results

-- Record revenue of $56.1M in 3QFY22; Increase of 60% over $35.0M in Fiscal 2021 –

-- Orders increased 53% in 3QFY22 over fiscal 2021 to $59.7M --

— Increases revenue guidance to $203 million for full year fiscal 2022 --

SOUTH SAN FRANCISCO, Calif. -- (August 5, 2022) — Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the third quarter of fiscal 2022 ended June 30, 2022.

“We are the high quality, low cost leader and as the macroeconomic environment continues to hold uncertainty, Twist’s product offerings are resonating with customers,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “We continue to see large accounts expanding their footprint while we also focus on diversifying our risk across an increasing number of customers, particularly in biopharma. We entered into our first exclusive option and license agreement for a Twist-discovered antibody and continue to build a robust ecosystem for DNA data storage through educational materials, including the most recently published white paper, and by driving toward an interoperable system through the development of industry standards."

Dr. Leproust continued, "Moving forward, we plan to launch the Factory of the Future in January 2023, which will facilitate growth across all areas of our business. We are well positioned to take market share in synbio and NGS, deliver new antibody targets for our biopharma customers and advance our efforts in DNA data storage toward our first commercial solution, all while targeting toward adjusted EBITDA breakeven at $300 million annual revenue for the core business."

FISCAL 2022 THIRD QUARTER FINANCIAL RESULTS

•Orders: Total orders received for the third quarter of fiscal 2022 were $59.7 million compared to $39.1 million for the same period of fiscal 2021.
•Revenue: Total revenues for the third quarter of fiscal 2022 were $56.1 million compared to $35.0 million for the same period of fiscal 2021.
•Cost of Revenues: Cost of revenues for the third quarter of fiscal 2022 was $31.0 million compared to $20.9 million for the same period of fiscal 2021.
•Research and Development Expenses: Research and development expenses for the third quarter of fiscal 2022 were $36.8 million compared to $19.8 million for the same period of fiscal 2021.

•Selling, General and Administrative Expenses: Selling, general and administrative expenses for the third quarter of fiscal 2022 were $53.7 million compared to $34.5 million for the same period of fiscal 2021.
•Net Loss: Net loss attributable to common stockholders for the third quarter of fiscal 2022 was $60.5 million, or $1.08 per share, compared to $40.0 million, or $0.82 per share, for the same period of fiscal 2021.
•Cash Position: As of June 30, 2022, the company had $527.6 million in cash, cash equivalents and investments.

Recent Highlights:

SynBio and NGS

•Shipped products to approximately 1,900 customers in the third quarter of fiscal 2022, versus approximately 1,800 in the third quarter of fiscal 2021.
•Shipped approximately 163,000 genes during the third quarter of fiscal 2022, compared with approximately 107,000 in the third quarter of fiscal 2021.
•Launched two human monkeypox synthetic DNA controls, expanding Twist's portfolio of synthetic controls and reference standards.
•Offered two new SARS-CoV-2 controls for the BA.2.12.1 sublineage of the omicron variant.
•Received expanded Emergency Use Authorization from the U.S. Food and Drug Administration for the SARS-CoV-2 Next-Generation Sequencing (NGS) Assay developed with Biotia for the qualitative detection, identification and differentiation of SARS-CoV-2 lineages and identification of specific genomic mutations.
•Launched Twist MRD Rapid 500 Panel to enable customers to implement fully customizable panels for $50 per sample.
•Launched the Twist Human Methylome Panel covering 84.2% of GpC islands to support the discovery of differentially methylated regions and epigenetic target identification for cancer metastasis and human development research.
•Entered into a collaboration with DNAnexus to integrate DNAnexus’ biomedical data analysis platform with Twist’s NGS Methylation Detection and Unique Molecular Identifier Adapter Systems.

BioPharma and DNA Data Storage

•Entered into a research, exclusive option and license agreement with Astellas for a Twist-discovered antibody targeting an undisclosed checkpoint inhibitor.
•Entered into a collaboration with Ildong Pharmaceutical, Twist’s first collaboration with a South Korea-based company, under which Ildong will license a suite of Twist VHH antibody libraries to use to discover and develop antibodies for applications in immuno-oncology.
•Entered into an antibody discovery agreement with Xilio Therapeutics to advance the development of novel immunotherapies.
•Hosted a ribbon-cutting ceremony for the new location of Twist Boston, also known as Abveris, in Quincy, MA.
•The DNA Data Storage Alliance joined SNIA as a Technology Affiliate group to accelerate its mission to create an interoperable ecosystem for DNA-based data storage solutions.
•Participated in panels and presentations at key data storage and industry conferences including Fujifilm’s 12th Annual Global IT Executive Summit, the 2022 MRS Spring Meeting and Exhibit, and the Flash Memory Summit.
•Highlighted a DNA data storage white paper that quantifies the need for new storage mediums to address the zone of potential insufficiency where current methods of storing data, even when scaled, will not meet future demand.

Updated Fiscal 2022 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2022. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2022, Twist provided the following updated financial guidance:

•Revenue is now expected to be approximately $203 million, an increase from previous guidance of $191 million to $199 million
◦SynBio revenue including Ginkgo Bioworks is expected to be $80 million, an increase from previous guidance of $71 million to $73 million
◦NGS revenue is estimated to be approximately $97 million, an increase from previous guidance of $94 million to $96 million
◦Biopharma revenue is estimated to be approximately $26 million, at the low end of the previous guidance range of $26 million to $30 million
•Gross margin is expected to be 40% for fiscal 2022
•Operating expenses including R&D and SG&A are expected to be approximately $330 million for the year
•Net loss is expected to be approximately $250 million, reflecting the impact of the Abveris acquisition in stock-based compensation and includes:
◦R&D expense is expected to be approximately $125 million, a decrease from previous guidance of $130 million
▪Approximately $40 million of R&D expense is expected to be for DNA data storage
◦Stock-based compensation is expected to be approximately $80 million

◦Depreciation is expected to be $14 million
◦Capital expenditures are expected to be in the range of $95 to $100 million, including building out the “Factory of the Future”

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

About Twist Bioscience

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections under the heading “Updated Fiscal 2022 Financial Guidance,” statements regarding future growth and expansion, estimated annual revenues to achieve EBITDA break-even point and Twist Bioscience’s other expectations regarding its future operations plans and financial performance, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the duration, extent and impact of the COVID-19 pandemic, including any reductions in demand for our products (or deferred or canceled orders) globally or in certain regions; the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of significant customers; the ability of Twist Bioscience to successfully integrate acquired companies, including Abveris, and to achieve expected benefits from acquisitions; supply chain and other disruptions caused by the COVID-19 pandemic or otherwise; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2022 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Angela Bitting
SVP, Corporate Affairs
Twist Bioscience
abitting@twistbioscience.com

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Twist Bioscience Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three months ended June 30,		Nine months ended June 30,
(In thousands, except per share data)	2022	2021	2022	2021
Revenues	$56,113	$35,018	$146,259	$94,382
Operating expenses:
Cost of revenues	$30,974	$20,933	$87,744	$58,123
Research and development	36,840	19,838	90,701	49,629
Selling, general and administrative	53,693	34,478	158,790	97,658
Change in fair value of contingent considerations and holdbacks	(4,231)	1,887	(13,071)	1,887
Total operating expenses	$117,276	$77,136	$324,164	$207,297
Loss from operations	$(61,163)	$(42,118)	$(177,905)	$(112,915)
Interest income	722	86	1,134	377
Interest expense	—	(70)	(54)	(284)
Other income (expense), net	(225)	(312)	(626)	(305)
Benefit from (provision for) income taxes	149	2,377	10,703	2,271
Net loss attributable to common stockholders	$(60,517)	$(40,037)	$(166,748)	$(110,856)
Net loss per share attributable to common stockholders—basic and diluted	$(1.08)	$(0.82)	$(3.15)	$(2.32)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	56,287	48,963	53,005	47,881

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

(In thousands)	June 30, 2022	September 30, 2021
Assets
Current assets:
Cash and cash equivalents	$376,249	$465,829
Short-term investments	151,342	12,034
Accounts receivable, net	41,195	28,549
Inventories	43,022	31,800
Prepaid expenses and other current assets	12,309	8,283
Total current assets	$624,117	$546,495
Property and equipment, net	127,011	44,122
Operating lease right-of-use assets	76,165	61,580
Other non-current assets	152,370	49,900
Total assets	$979,663	$702,097
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,014	$14,900
Accrued expenses	9,499	6,437
Accrued compensation	27,698	22,327
Current portion of operating lease liability	14,352	8,213
Current portion of long-term debt	—	1,552
Other current liabilities	20,123	9,623
Total current liabilities	$92,686	$63,052
Operating lease liability, net of current portion	64,244	53,156
Other non-current liabilities	2,056	5,068
Total liabilities	$158,986	$121,276
Total stockholders’ equity	$820,677	$580,821
Total liabilities and stockholders’ equity	$979,663	$702,097